EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the common stock of Zentalis Pharmaceuticals, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 9th day of April, 2020.

CITADEL SECURITIES LLC By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL ADVISORS LLC By: /s/ Noah Goldberg Noah Goldberg, Authorized Signatory
CALC IV LP By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL ADVISORS HOLDINGS LP By: /s/ Noah Goldberg Noah Goldberg, Authorized Signatory
CITADEL SECURITIES GP LLC By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL GP LLC By: /s/ Noah Goldberg Noah Goldberg, Authorized Signatory
KENNETH GRIFFIN By: /s/ Noah Goldberg Noah Goldberg, attorney-in-fact*

*	Noah Goldberg is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission herewith as Exhibit 24.